                                                                Registration No.

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                3COM CORPORATION
             (Exact name of registrant as specified in its charter)

            CALIFORNIA                                   94-2605794
  (State or other jurisdiction              (I.R.S. employer identification no.)
of incorporation or organization)

                               5400 BAYFRONT PLAZA
                           SANTA CLARA, CA 95052-8145
               (Address of principal executive offices) (Zip code)

                    CERTAIN INDIVIDUAL EMPLOYEE STOCK OPTIONS
                         ASSUMED BY 3COM CORPORATION AND
             GRANTED UNDER THE AXON NETWORKS, INC. STOCK OPTION PLAN
                            (Full title of the plan)

                                 MARK D. MICHAEL
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                                3COM CORPORATION
                               5400 BAYFRONT PLAZA
                           SANTA CLARA, CA 95052-8145
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (408) 764-5000.

This registration statement, including all exhibits and attachments, contains 11 pages. The exhibit index may be found on page 7 of the consecutively numbered pages of the registration statement.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

                         CALCULATION OF REGISTRATION FEE

                                                     Proposed               Proposed
Title of                                             maximum                maximum
securities                     Amount                offering               aggregate            Amount of
to be                          to be                 price per              offering             registration
registered                     registered            share(1)               price                fee
- --------------------------------------------------------------------------------------------------------------
Common Stock                       90,422               $4.65             $420,462.30              $144.99
No Par Value
(including options
to acquire such stock)

               ---------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

          3Com Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

          (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year as filed with the Commission.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act on September 28, 1984, including any amendment or report filed for the purpose of updating such description.

          (d) The description of certain Common Stock Purchase Rights that at the present time are represented by and may only be transferred with the Company's Common Stock, which description is contained in the Company's Registration Statement on Form 8-A filed

- --------
     (1) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price is computed on the basis of the exercise price.

with the Securities and Exchange Commission on September 22, 1989 pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

          The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel

          Inapplicable.

Item 6.   Indemnification of Directors and Officers

          Section 204 of the General Corporation Law of the State of California authorizes a corporation to adopt a provision in its articles of incorporation eliminating the personal liability of directors to corporations and their shareholders for monetary damages for breach or alleged breach of directors' "duty of care." Following a California corporation's adoption of such a provision, its directors are not accountable to corporations and their shareholders for monetary damages for conduct constituting negligence (or gross negligence) in the exercise of their fiduciary duties; directors continue to be subject to equitable remedies such as injunction or rescission. Under California law, a director also continues to be liable for: (1) a breach of his or her duty of loyalty; (2) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (3) illegal payments of dividends and
(4) approval of any transaction from which a director derives an improper personal benefit. The adoption of such a provision in the articles of incorporation also does not limit directors' liability for violations of the federal securities laws.

          Section 317 of the General Corporation Law of the State of California makes provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. A recent amendment to
Section 317 provides that the indemnification provided by this section is not exclusive to the extent additional rights are authorized in a corporation's articles of incorporation.

          The Company has adopted provisions in its Articles of Incorporation which eliminate the personal liability of its directors to the Company and its shareholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances and authorize the Company to indemnify its officers, directors and other agents, by bylaw, agreements or otherwise, to the full extent permitted by law.

Item 7.   Exemption From Registration Claimed

          Inapplicable.

Item 8.   Exhibits

          See Exhibit Index.

Item 9.   Undertakings

          (a)     Rule 415 Offering

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                             (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                             (ii)  To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                             (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) Filing incorporating subsequent Exchange Act documents by reference

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Request for acceleration of effective date or filing of registration statement on Form S-8

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on September 4, 1996.

                                       3Com Corporation

                                       By: /s/ Mark D. Michael
                                          --------------------------------------
                                           Mark D. Michael, Vice President,
                                           Secretary and General Counsel

                                POWER OF ATTORNEY

         The officers and directors of 3Com Corporation whose signatures appear below, hereby constitute and appoint Christopher B. Paisley and Mark D. Michael, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 4, 1996.

Signature                                                 Title
- ------------------------------------------------------------------------------------------------
/s/ Eric A. Benhamou
- --------------------------------------------
Eric A. Benhamou                                          President, Chief Executive Officer and
                                                          Chairman of the Board (Principal
                                                          Executive Officer)

/s/ Christopher B. Paisley
- --------------------------------------------
Christopher B. Paisley                                    Vice President, Finance and Chief
                                                          Financial Officer( Principal Financial
                                                          and Accounting Officer)

/s/ James L. Barksdale
- --------------------------------------------
James L. Barksdale                                        Director

/s/ Gordon A. Campbell
- --------------------------------------------
Gordon A. Campbell                                        Director

/s/ David W. Dorman
- --------------------------------------------
David W. Dorman                                           Director

/s/ Jean-Louis Gassee
- --------------------------------------------
Jean-Louis Gassee                                         Director

/s/ Stephen C. Johnson
- --------------------------------------------
Stephen C. Johnson                                        Director


- --------------------------------------------
Philip C. Kantz                                           Director


- --------------------------------------------
William F. Zuendt                                         Director

                                  EXHIBIT INDEX
                                                                   Sequentially
                                                                   Numbered Page

         4.1      Certificate of Amendment of the Amended                --
                  and Restated Articles of Incorporation is incorporated by reference to Exhibit 3.2 to the Company's Form 10-K filed with the Securities and Exchange Commission on
                  August 31, 1994 (File No. 0-12867)

         4.2      Amended and Restated Articles of                       --
                  Incorporation are incorporated by
                  reference to Exhibit 19.1 to the Company's
                  Form 10-Q filed with the Securities and
                  Exchange Commission on January 2, 1991
                  (File No. 0-12867)

         4.3      Bylaws of the Company are incorporated by              --
                  reference to Exhibit 4.2 to the Company's registration statement on Form S-8 filed with the Securities and Exchange Commission on November 24, 1993 (File No. 33-72158)

         4.4      Amended and Restated Rights Agreement is               --
                  incorporated by reference to Exhibit 10.27 to the Company's Form 10-Q filed with the Securities and Exchange Commission on
                  January 13, 1995 (File No. 0-12867)

         5        Opinion re legality                                     8

         23.1     Consent of Counsel (included in Exhibit 5)             --

         23.2     Consent of Deloitte & Touche LLP                        9

         23.3     Consent of KPMG Peat Marwick LLP                       10

         23.4     Consent of Price Waterhouse LLP                        11

         24       Power of Attorney (included in signature               --
                  pages to this registration statement)